UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

CHESAPEAKE GRANITE WASH TRUST
(Exact name of Registrant as specified in its Charter)

Delaware	001-35343	45-6355635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 919 Congress Avenue Austin, Texas 78701
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2017, Chesapeake Granite Wash Trust issued an updated press release announcing the trust’s quarterly distribution for the period ended June 30, 2017. The information in such press release corrected and replaced the information in the press release issued by the trust on August 4, 2017. Attached as Exhibit 99.1 is a copy of the press release issued on August 11, 2017, which is incorporated herein by reference. The information furnished in this Item 2.02 and in Exhibit 99.1 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by Chesapeake Granite Wash Trust under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document Description

99.1	Press release dated August 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date:    August 11, 2017

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated August 11, 2017